UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

RIGETTI COMPUTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40140	88-0950636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

775 Heinz Avenue, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

(510) 210-5550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGTI	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	RGTIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On February 8, 2023, the Board of Directors of Rigetti Computing, Inc. (the “Company”) approved a reduction in workforce to align with the Company’s updated business strategy and revised technology roadmap.

The reduction in workforce is expected to reduce the Company’s current workforce by approximately 28%, and impact approximately 50 employees. The Company is beginning the activities with respect to its revised business plan, updated technology roadmap and reduction in workforce effective immediately. Affected employees are expected to be offered separation benefits, including severance payments and temporary healthcare coverage assistance.

The Company currently expects to incur restructuring charges of approximately $1.4 million attributable to cash payments primarily for severance payments and temporary healthcare coverage to employees with respect to eliminated positions. Such restructuring charges are expected to be incurred and recorded in the first quarter of 2023.

The costs and charges described above and timing thereof are preliminary estimates based on the Company’s current expectations and are subject to a number of assumptions and risks, and actual results may differ materially from such estimates. The Company may also incur other charges, costs, future cash expenditures or impairments not currently contemplated due to events that may occur as a result of, or in connection with, the revised business plan and reduction in workforce.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the revised business plan, on February 8, 2023, the Board approved the termination of Brian Sereda, the Company’s Chief Financial Officer, from such position and the appointment of Jeffrey Bertelsen as the Company’s new Chief Financial Officer, each effective as of February 15, 2023 (the “Effective Date”). Mr. Sereda is currently expected to stay with the Company as a non-executive employee through March 31, 2023, to assist with the transition, continuing under the terms of his current employment agreement. Pursuant to the terms of Mr. Sereda’s employment agreement, for a termination without cause and subject to his execution and non-revocation of a general waiver and release of claims, following the last day of Mr. Sereda’s employment with the Company, he will receive (a) continuing payments of his current annual base salary for twelve months (approximately $348,000); and (b) payment of the premiums necessary to continue health insurance coverage for himself and his eligible dependents under the Company’s group health plans pursuant to COBRA or similar state insurance laws, for up to twelve months. Pursuant to the terms of his current employment agreement, the Company and Mr. Sereda will enter into a customary separation agreement to memorialize the foregoing.

Mr. Bertelsen, age 60, was most recently Chief Financial Officer and Chief Operating Officer of CyberOptics Corporation, a developer and manufacturer of high precision sensors and inspection systems for the semiconductor and electronics industry. Mr. Bertelsen joined CyberOptics as Vice President—Finance and Chief Financial Officer in 2005. In February 2014, Mr. Bertelsen was appointed Chief Operating Officer of CyberOptics, and also retained his positions as Vice President—Finance and Chief Financial Officer. Mr. Bertelsen was also appointed Secretary of CyberOptics in February 2016. Before joining CyberOptics, Mr. Bertelsen held various positions with Computer Network Technology Corporation, a provider of storage networking equipment and solutions (“CNT”), as Vice President, Finance, Corporate Controller and Treasurer and Assistant Secretary. Prior to joining CNT, Mr. Bertelsen was a Certified Public Accountant with KPMG LLP.

In connection with the appointment of Mr. Bertelsen, the Company entered into an executive employment agreement with Mr. Bertelsen, dated as of February 9, 2023 (the “Executive Employment Agreement”) and effective as of the Effective Date. Pursuant to the Executive Employment Agreement, Mr. Bertelsen will receive an annual base salary of $300,000 and will be eligible: (i) to participate in the Company’s benefit plans; (ii) to receive awards of stock options, restricted stock, restricted stock units or other equity awards pursuant to any plans or arrangements which the Company may have in effect from time to time; and (iii) a discretionary annual cash bonus of a target amount equal to 25% of his annual base salary, subject to review and adjustment by the Company and dependent on his continuous performance of services to the Company through the last date of the applicable performance period and the actual achievement by him and the Company of applicable performance targets and goals set by the Board or the Compensation Committee of the Board.

The Executive Employment Agreement also provides for the grant of an option to purchase up to 500,000 shares of common stock (the “Initial Option”), which award is to be granted as soon as practicable following the Effective Date pursuant to the form of option award agreement previously adopted and disclosed by the Company. The Initial Option will have an exercise price equal to the closing price per share of the Company’s common stock on the grant date, and will vest in accordance with the following schedule: 12/48ths of the total shares subject to the Initial Option will vest on the one year anniversary of the vesting commencement date, and 1/48th of the total shares subject to the Initial Option will vest each month thereafter on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of the month), in each case, subject to Mr. Bertelsen’s continuous service through each such date.

Mr. Bertelsen’s employment will be “at will”. The Company shall have the right to terminate his employment at any time without cause (as defined in the Executive Employment Agreement), subject to the terms and conditions of the Executive Employment Agreement. In the event the Company terminates his employment without cause or Mr. Bertelsen terminates his employment with the Company for good reason (as defined in the Executive Employment Agreement), then Mr. Bertelsen shall be entitled to receive his accrued but unpaid salary and accrued but unused vacation through the date of termination, any unreimbursed business expenses incurred and benefits under any qualified retirement plan or health and welfare benefit plan in which he was a participant, subject to the terms and conditions of the Executive Employment Agreement (the foregoing, the “Accrued Obligations”). He shall also be eligible to receive the following severance benefits:(i) an amount equal to his then current base salary for twelve months, paid pursuant to an installment schedule set forth in the Executive Employment Agreement and (ii) a lump sum amount equal to the COBRA premiums necessary to continue his health insurance coverage in effect on the termination date for a period of twelve months following the termination date. In the event Mr. Bertelsen is terminated by the Company without cause or by Mr. Bertelsen for good reason, within three months prior to or within twelve months following the effective date of a change in control (as defined in the Executive Employment Agreement), then in addition to the Accrued Obligations, Mr. Bertelsen will be entitled to the following change in control severance benefits: (i) a lump sum equal to his then current annual base salary, (ii) a lump sum amount equal to the COBRA premiums necessary to continue his health insurance coverage in effect on the termination date for a period of twelve months following the termination date, (iii) a bonus equivalent to a pro rata share of his full target bonus amount for the portion of the performance year completed when his termination occurs and (iv) the time-based vesting conditions of his then outstanding stock options and/or other equity awards subject to time-based vesting requirements as of the termination date shall be accelerated as of the date of termination, subject to the terms and conditions of the Executive Employment Agreement. The Company shall have the right to terminate his employment at any time for cause, subject to the terms and conditions of the Executive Employment Agreement, in which event he will not be entitled to receive the severance benefits, change in control severance benefits, or any other severance compensation or benefits, except the Accrued Obligations. Mr. Bertelsen may resign from his employment at any time, in accordance with the terms and conditions of the Executive Employment Agreement. In the event he resigns for any reason other than good reason he will not be entitled to receive severance benefits, change in control severance benefits, or any other severance compensation or benefits, except the Accrued Obligations.

The Executive Employment Agreement further provides that the Company will reimburse Mr. Bertelsen for reasonable business expenses in accordance with the Company’s standard expense reimbursement policy, as the same may be modified from time to time. In addition, Mr. Bertelsen is eligible to receive certain employee benefits, including medical, vision, dental, life insurance and participation in a Section 401(k) retirement plan.

On the Effective Date, the Company and Mr. Bertelsen will also enter into the Company’s standard form indemnification agreement, previously adopted and disclosed by the Company and filed as Exhibit 10.21 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2022. The indemnification agreement, among other things, requires the Company to indemnify Mr. Bertelsen for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an officer of the Company or any other company or enterprise to which he provides services at the Company’s request.

The foregoing description of the Executive Employment Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On February 10, 2023, the Company issued a press release regarding the updated business plan, revised technology roadmap, reduction in workforce, and management transitions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company has also made available on its website at investors.rigetti.com/news-events/events a slide presentation reflecting the revised technology roadmap, which may be used in presentations to investors and others from time to time. A copy of the slide presentation is furnished as Exhibit 99.2 to this Report and is incorporated herein by reference. The Company’s website and the information contained on, or that can be accessed through, the Company’s website will not be deemed to be incorporated by reference in, and are not considered part of, this Report.

The information in Item 7.01 of this Report, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

In connection with the revised business plan, effective February 9, 2023, David Rivas has been promoted to Chief Technology Officer, replacing Mike Harburn who is leaving the Company, effective February 9, 2023. Mr. Rivas previously served as the Company’s Senior Vice President, Systems and Services since March 2019, overseeing the engineering and operations of Rigetti’s Quantum Cloud Services platform.

Cautionary Statement Regarding Forward Looking Statements

This Report includes “forward looking statements” within the meaning of the federal securities laws relating to the revised business plan, including the updated technology roadmap and reduction in workforce and the Company’s expectations with respect to its updated business strategy and revised technology roadmap; the Company’s expectations with respect to the reduction in force, including anticipated benefits including anticipated reduction of operating expenses, anticipated preservation of available cash resources and anticipated expenses and charges associated with the reduction in force; expectations with respect to severance payments and expectations with respect to management transitions. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap, help unlock quantum computing, and develop practical applications; the ability of the Company to complete ongoing negotiations with government contractors successfully and in a timely manner; the potential of quantum computing; the ability of the Company to obtain government contracts and the availability of government funding; the ability of the Company to expand its QCaaS business; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to meet stock exchange listing standards; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to execute on its technology roadmap; the ability of the Company to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the impact of the COVID-19 pandemic on the Company’s business; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations and uncertainty, rising inflation and interest rates, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions against Russia), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Form 10-Q for the three months ended September 30, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement, dated February 9, 2023, by and between Rigetti Computing, Inc. and Jeffrey Bertelsen.

99.1	Press release dated February 10, 2023

99.2	Investor Presentation, February 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2023

RIGETTI COMPUTING, INC.

By:	/s/ Dr. Subodh Kulkarni
Dr. Subodh Kulkarni
Chief Executive Officer